UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Memory Pharmaceuticals Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Memory Pharmaceuticals Corp., which will be held at the Park Ridge Marriott, located at 300 Brae Boulevard, Park Ridge, New Jersey 07656, commencing at 9:00 a.m., local time, on Friday, June 13, 2008.

The following pages contain the formal notice of the 2008 Annual Meeting and the related Proxy Statement. The Memory Pharmaceuticals’ Annual Report for the fiscal year ended December 31, 2007 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2008 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please be sure to sign, date and return the enclosed proxy card in the accompanying reply envelope or to follow the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on June 13, 2008 and discussing with you the business of our company.

Sincerely,

Jonathan Fleming
Chairman

Vaughn M. Kailian
President and Chief Executive Officer

May 19, 2008

MEMORY PHARMACEUTICALS CORP.
100 PHILIPS PARKWAY, MONTVALE, NEW JERSEY 07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., local time, on Friday, June 13, 2008

Place:	Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656

Items of Business:	(1) To elect three Class I directors for a term expiring on the date of our 2011 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

(2)  To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a specific ratio within a range of 1:2 to 1:10, to be determined by our Board of Directors, in its sole discretion, within a twelve month period following stockholder approval (the “Reverse Split”).

(3)  To approve an amendment to our Amended and Restated 2004 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of our common stock reserved for issuance under the ESPP by 200,000 shares (prior to giving effect to the Reverse Split).

(4) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

(5) To consider such other business as may properly come before the 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”).

Adjournments and Postponements:	Any action on the items of business described above may be considered at the 2008 Annual Meeting at the time and on the date specified above or at any time and date to which the 2008 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Memory Pharmaceuticals as of the close of business on May 1, 2008.

Meeting Admission:	You are entitled to attend the 2008 Annual Meeting only if you were a Memory Pharmaceuticals stockholder as of the close of business on the record date or hold a valid proxy for the 2008 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to May 1, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2008 Annual Meeting.

Your vote is very important. Whether or not you plan to attend the 2008 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy card or voting instructions as soon as possible. You may submit your vote by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or by following the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.
Unless otherwise noted, all references to numbers of shares of common stock included in this proxy statement are expressed prior to giving effect to the Reverse Split.

By the Order of the Board of Directors,

Jzaneen Lalani Corporate Secretary

May 19, 2008

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2008 ANNUAL MEETING OF STOCKHOLDERS	1
PROPOSAL ONE: ELECTION OF DIRECTORS	7
Our Board of Directors	7
Nominees Standing for Election for the Term Expiring in 2011 – Class I Directors	7
Directors Whose Terms Expire in 2009 – Class II Directors	8
Directors Whose Terms Expire in 2010 – Class III Directors	9
Director Independence	9
Attendance at Board and Committee Meetings	10
Committees of the Board of Directors	10
Director Qualifications and Director Nomination Process	11
Stockholder Communication with the Board of Directors	12
Compensation of Directors	13
Standard Board Fees and Option Grants	14
AUDIT COMMITTEE REPORT	15
INFORMATION CONCERNING EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	17
SUMMARY COMPENSATION TABLE	17
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007	18
Executive Employment Agreements	18
2007 Bonuses	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
Section 16(a) Beneficial Ownership Reporting Compliance	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
Policy Regarding Review and Approval of Related Party Transactions	23
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT	24
PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN	30
PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
ADDITIONAL INFORMATION	35
Householding	35
Electronic Delivery	35
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	35
Annual Report	36
EXHIBIT A: CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION	37
EXHIBIT B: SECOND AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN	39

MEMORY PHARMACEUTICALS CORP.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2008

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Q:       Why am I receiving these materials?

A:       The Board of Directors (the “Board”) of Memory Pharmaceuticals Corp., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company,” or “Memory Pharmaceuticals”), is providing these proxy materials to you in connection with our 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”), which will take place on June 13, 2008. As a stockholder, you are invited to attend the 2008 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”). This Proxy Statement and accompanying proxy card or voting instruction card are being mailed on or about May 19, 2008 to all stockholders entitled to vote at the 2008 Annual Meeting.

Q:       What information is contained in this Proxy Statement?

A:       The information included in this Proxy Statement relates to the proposals to be voted on at the 2008 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company, and certain other required information.

Q:       What items of business will be voted on at the 2008 Annual Meeting?

A:       The items of business scheduled to be voted on at the 2008 Annual Meeting are:

•	The election of three Class I directors for a term expiring on the date of our 2011 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified;

•	An amendment to our Restated Certificate of Incorporation to effect the Reverse Split;

•	The approval of an amendment to our ESPP to increase the number of shares of our common stock reserved for issuance thereunder by 200,000 (prior to giving effect to the Reverse Split);

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (the “2008 Fiscal Year”).

We will also consider other business that properly comes before the 2008 Annual Meeting.

Q:       How does the Board recommend that I vote?

A:       Our Board recommends that you vote your shares “FOR” the nominees to the Board, “FOR” the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Split, “FOR” the proposed amendment to the ESPP, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 Fiscal Year.

Q:       Who is entitled to vote at the 2008 Annual Meeting?

A:       Only stockholders of record at the close of business on May 1, 2008 are entitled to vote at the 2008 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Memory Pharmaceuticals’ common stock owned by you as of the Record Date, including (i) shares that are held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date, we had 72,726,049 shares of common stock issued and outstanding.

Q:       What are the voting rights of the Company’s holders of common stock?

A:       Each outstanding share of the Company’s common stock on the Record Date will be entitled to one vote on each matter considered at the meeting.

Q:       What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:       Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Memory Pharmaceuticals. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2008 Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2008 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2008 Annual Meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:       How can I attend the 2008 Annual Meeting?

A:       You are entitled to attend the 2008 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2008 Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the 2008 Annual Meeting will be available for inspection at the 2008 Annual Meeting and for a period of ten days prior to the 2008 Annual Meeting, during regular business hours, at our principal executive office, which is located at 100 Philips Parkway, Montvale, New Jersey 07645.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated prior to May 1, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2008 Annual Meeting.

The 2008 Annual Meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures.

Q:       How can I vote?

A:       Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2008 Annual Meeting.

You may vote by mail: If you are a stockholder of record of our common stock, you may submit your proxy by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. If you are a stockholder who holds shares beneficially in street name, you may vote by mail by completing, signing and dating the enclosed voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

You may vote by telephone or over the Internet: If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions included on the proxy card. If your shares are held in street name in an account at a bank or brokerage firm that participates in a program that offers telephone and Internet voting options, they will provide you with a voting instruction form that includes instructions on how to vote your shares by telephone or over the Internet. If you vote by telephone or over the Internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. EDT on June 12, 2008. We encourage you to vote by telephone or over the Internet by calling the toll-free number or going to the Internet address provided on your enclosed proxy card or voting instruction form, in each case using the voting control number assigned to you, so that your vote will be recorded immediately.

You may vote in person at the 2008 Annual Meeting: Shares held in your name as the stockholder of record may be voted in person at the 2008 Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2008 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2008 Annual Meeting.

Q:       How are my votes cast when I return a proxy card?

A:       When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint Vaughn M. Kailian, our President and Chief Executive Officer, and Jzaneen Lalani, our General Counsel and Corporate Secretary, as your representatives at the 2008 Annual Meeting. Either Mr. Kailian or Ms. Lalani will vote your shares at the 2008 Annual Meeting as you have instructed them on the proxy card. Mr. Kailian and Ms. Lalani are also entitled to appoint a substitute to act on their behalf.

Q:       Can I change my vote?

A:       Yes. You may change your vote at any time prior to the vote at the 2008 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2008 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than June 12, 2008. Attendance at the 2008 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2008 Annual Meeting and voting in person. If you are a stockholder of record or if your shares are held in street name and your bank or brokerage firm offers telephone and Internet voting options, you may also change your vote at any time prior to 11:59 p.m. EDT on June 12, 2008 by voting over the Internet or by telephone. If you change your vote, your latest telephone or Internet proxy is counted.

Q:       Who can help answer my questions?

A:       If you have any questions about the 2008 Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary, Jzaneen Lalani at (201) 802-7100. If you need additional copies of this Proxy Statement or voting materials, please contact our Investor Relations Department at (201) 802-7249.

Q:       Is my vote confidential?

A:       Proxy cards, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Broadridge-ICS and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Memory Pharmaceuticals or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation.

Q:       How many shares must be present or represented to conduct business at the 2008 Annual Meeting?

A:       The quorum requirement for holding the 2008 Annual Meeting and transacting business is that holders of a majority of shares of Memory Pharmaceuticals’ common stock entitled to vote must be present in person or represented by proxy at the 2008 Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:       What if a quorum is not present at the 2008 Annual Meeting?

A:       If a quorum is not present in person or represented by proxy at the 2008 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2008 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:       How are votes counted?

A:       In the election of the directors, you may vote “FOR” a nominee or you may “WITHHOLD AUTHORITY” with respect to a nominee.

For other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (in the case of the 2008 Annual Meeting, “FOR” the three nominees to the Board, “FOR” the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Split, “FOR” the proposed amendment to our ESPP, and “FOR” the ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the 2008 Annual Meeting).

Q:       Why is the Company proposing to effect the Reverse Split?

A:       The Board of Director’s primary objectives in proposing the Reverse Split are to raise the per share trading price of our common stock and to increase the number of shares of our authorized but unissued common stock available for issuance. The Board believes that the Reverse Split would, among other things, (i) better enable us to maintain the listing of our common stock on the Nasdaq Global Market, (ii) facilitate higher levels of stock ownership by institutions whose investment policies generally prohibit investments in lower-priced securities and (iii) better enable us to raise funds to finance our planned operations and to meet the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market.

Q       Why is the Company proposing to amend the ESPP?

A:       The Board’s primary objective in proposing the amendment to the ESPP is to continue to offer employees an inducement to acquire an ownership interest in the Company through participation in the ESPP. The increase in the number of shares reserved under the ESPP represents the Board’s estimate of the maximum number of shares necessary to fund the ESPP through July 31, 2009.

Q:       What vote is required to approve each of the proposals?

A:       The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2008 Annual Meeting is required to elect the three nominees to the Board. In the election of the directors, the nominees receiving the highest number of “FOR” votes at the 2008 Annual Meeting will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to a nominee will not be voted with respect to that nominee, although it will be counted for purposes of determining whether there is a quorum.

The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the 2008 Annual Meeting is required to approve the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Split. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the 2008 Annual Meeting is required to approve the proposed amendment to our ESPP and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 Fiscal Year.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:       What happens if a nominee is unable to stand for election?

A:       If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Mr. Kailian and Ms. Lalani, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:       What happens if additional matters are presented at the 2008 Annual Meeting?

A:       Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2008 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Mr. Kailian and Ms. Lalani, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2008 Annual Meeting.

Q:       Who will serve as inspector of elections?

A:       Broadridge-ICS will tabulate votes and a representative of Broadridge-ICS will act as inspector of elections.

Q:       What should I do if I receive more than one set of voting materials?

A:       You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:       Who will bear the cost of soliciting votes for the 2008 Annual Meeting?

A:       Memory Pharmaceuticals is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:       Where can I find the voting results of the 2008 Annual Meeting?

A:       We intend to announce preliminary voting results at the 2008 Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of the 2008 Fiscal Year.

Q:       What if I have questions for Memory Pharmaceuticals’ transfer agent?

A:       Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer and Trust Company
6201 15th Avenue, 3rd Floor
Brooklyn, New York 11219-5498
Telephone: 1-800-937-5449

Q:       What is the deadline for submitting proposals for inclusion in Memory Pharmaceuticals’ proxy statement for the 2009 Annual Meeting of Stockholders?

A:       Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”), by submitting their proposals to us in a timely manner. Such proposals will be so included if they are received in writing at our principal executive office not later than January 19, 2009 and if they otherwise comply with the requirements of Rule 14a-8.

Q:       What is the deadline to submit proposals for consideration at the 2009 Annual Meeting or to nominate individuals to serve as directors?

A:       To be considered at our 2009 Annual Meeting, nominations of persons for election to our Board and/or proposals for business to be conducted at the meeting must be properly submitted and received by us, in accordance with the provisions of our Amended and Restated Bylaws, between February 13, 2009 and March 16, 2009. For more information on how to properly submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement. You may contact the Corporate Secretary of Memory Pharmaceuticals, at our principal executive office, for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board consists of ten members and is divided into three classes. Each class holds office for a term of three years. This year’s nominees for director, Robert I. Kriebel, Michael Meyers, M.P.H., and James R. Sulat, were nominated by the Board for a term of three years expiring on the date of our 2011 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Messrs. Kriebel, Meyers, and Sulat are each currently directors of the Company.

If any of the candidates should become unavailable for election, the shares represented by the proxies solicited for the 2008 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Messrs. Kriebel, Meyers and Sulat will not be director candidates at the 2008 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Messrs. Kriebel, Meyers and Sulat as directors.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2008 Annual Meeting.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2008 Annual Meeting is set forth below.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal One.

Our Board of Directors

The following table sets forth information as of May 1, 2008 with respect to our directors and nominees for election at the 2008 Annual Meeting.

Name	Age	Position

Paul Blake, M.D.	60	Director
Anthony B. Evnin, Ph.D.	66	Director
Jonathan J. Fleming	50	Director
Walter Gilbert, Ph.D.	76	Director
Vaughn M. Kailian	63	President, Chief Executive Officer and Director
Robert I. Kriebel	65	Director Nominee
Michael E. Meyers, M.P.H.	40	Director Nominee
Peter F. Young	58	Director
James R. Sulat	57	Chief Financial Officer and Director Nominee
David A. Lowe, Ph.D.	61	Chief Scientific Officer and Director

Nominees Standing for Election for the Term Expiring in 2011 – Class I Directors

Robert I. Kriebel has served as one of our directors since December 2004. Mr. Kriebel was Senior Vice President and Chief Financial Officer of Neose Technologies, Inc., a biopharmaceutical company from 2002 to 2005. From 1991 to 1999, he held various positions at U.S. Bioscience, Inc., most recently as Executive Vice President, Chief Financial Officer and Director. From 1974 to 1990, Mr. Kriebel held various positions with Aventis Inc. (formerly Rhone-Poulenc Rorer Inc.). From 1987 to 1990, he was Vice President and Controller of Armour Pharmaceutical Company, a subsidiary of Rorer Group Inc. In 1986, Mr. Kriebel was Vice President-Investor Relations of Rorer Group Inc. and from 1979 to 1985, he was Treasurer of Rorer Group Inc. Mr. Kriebel received a B.S. from Roanoke College.

Michael E. Meyers, M.P.H. has served as one of our directors since March 2002. Since December 2007, Mr. Meyers has served as the Managing Partner of Arcoda Capital Management LP, an asset management firm specializing in global healthcare investments. He served as a Partner and Portfolio Manager with Golden Tree Asset Management, L.P from October 2006 to April 2007. From 2002 until 2006, Mr. Meyers served as a Managing Partner of Trivium Capital Management LLC. From 2000 to 2003, Mr. Meyers served as a Managing Director and Partner of Global Biomedical Partners, a life sciences venture capital firm. From 1997 to 2000, Mr. Meyers served as Director, Biotechnology and Pharmaceutical Investment Banking at Merrill Lynch & Co. From 1993 to 1997, Mr. Meyers served as Vice President, Health Care Investment Banking at Cowen & Company. Mr. Meyers received an A.B. from Brandeis University and a Master of Public Health in Health Policy and Management from Columbia University.

James R. Sulat has served as our Chief Financial Officer since February 2008 and served as our President and Chief Executive Officer from May 2005 until February 2008. Mr. Sulat has also served as one of our directors since May 2005. From May 2003 to February 2004, Mr. Sulat served as the Senior Executive Vice President of Moore Wallace Incorporated. Following the acquisition of Moore Wallace by R.R. Donnelley and Sons Company in February 2004, Mr. Sulat became Chief Financial Officer of R.R. Donnelley and served in that position until May 2004. From 1998 to 2003, Mr. Sulat served as Vice President and Chief Financial Officer of Chiron Corporation. Mr. Sulat serves as a director of Maxygen, Inc. and Intercell AG. Mr. Sulat received a B.S. from Yale University, and an MBA and an M.S. in Health Services Administration from Stanford University.

Directors Whose Terms Expire in 2009 – Class II Directors

Anthony B. Evnin, Ph.D. has served as one of our directors since December 1998. Dr. Evnin has served as a general partner of Venrock Associates and other Venrock venture capital partnerships since 1975. Dr. Evnin serves as a director of Icagen, Inc., Infinity Pharmaceuticals, Inc., Pharmos Corporation, Renovis, Inc., and Sunesis Pharmaceuticals Incorporated, and as a director of several privately-held companies. Dr. Evnin received an A.B. from Princeton University and a Ph.D. in Chemistry from the Massachusetts Institute of Technology.

Vaughn M. Kailian was elected to our Board of Directors in October 2006 in connection with our 2006 private placement and has served as our President and Chief Executive Officer since February 2008. Mr. Kailian has also served as a General Partner of MPM Capital L.P. since 2005. From February 2002 to December 2004, he served as Vice Chairperson of Millennium Pharmaceuticals, Inc. and as head of the Millennium commercial organization. From 1990 to 2002, Mr. Kailian was the Chief Executive Officer, President, and a director of COR Therapeutics, Inc. From 1967 to 1990, he was employed by Marion Merrell Dow, Inc., and its predecessor companies in various international and domestic management, marketing and sales positions, including President and General Manager of Merrell Dow USA and Corporate Vice President of Global Commercial Development of Marion Merrell Dow, Inc. Mr. Kailian serves as a director of Cephalon, Inc. and NicOx, S.A., and several privately-held companies. Mr. Kailian also serves as a director of BIO Ventures for Global Health and the New England Healthcare Institute, both not-for-profit organizations. Mr. Kailian received a B.A. from Tufts University.

David A. Lowe, Ph.D. has served as our Chief Scientific Officer since October 2004 and as one of our directors since April 2005. From 2002 to 2004, Dr. Lowe served as Executive Vice President and Chief Scientific Officer at Fidelity Biosciences Group, a division of Fidelity Investments, where he was responsible for evaluating private equity investment opportunities in early- and mid-stage biopharmaceutical companies, focusing primarily on companies that target central nervous system diseases. During this time, Dr. Lowe also served as President and Chief Executive Officer of EnVivo Pharmaceuticals Inc., a drug-discovery company financed by Fidelity Biosciences. From 2000 to 2002, Dr. Lowe served as Vice President and Therapeutic Area Head, Central Nervous System at Roche Bioscience. From 1995 to 2000, Dr. Lowe served as Vice President and Global Head of Central Nervous System Research, Pharmaceutical Division at Bayer AG. Dr. Lowe is the author/co-author of more than 50 scientific publications and is listed as an inventor on several pending patent applications. Dr. Lowe received a B.Sc. (Hons.) from the University of Bristol and a Ph.D. in Neurobiology from the University of Leeds.

Peter F. Young has served as one of our directors since September 2004. Mr. Young has served as President and Chief Executive Officer of Intranasal Therapeutics, Inc. since March 2007. From 1999 until 2006, Mr. Young served as President and Chief Executive Officer of AlphaVax, Inc. From 1989 to 1999, Mr. Young was with Glaxo Wellcome, where he led the growth of Glaxo’s HIV portfolio, first as Vice-President, HIV & Opportunistic Infection Therapeutic Development & Product Strategy and then as Vice-President, HIV & Hepatitis, Global Commercial Development. He previously held various management positions with Abbott International and Glaxo, both internationally and in the US. Mr. Young received a B.A. and an MBA from Indiana University.

Directors Whose Terms Expire in 2010 – Class III Directors

Paul Blake, M.D.  has served as one of our directors since November 2007. Dr. Blake has served as the Senior Vice President and Chief Medical Officer of AEterna Zentaris Inc., a bio-pharmaceutical company since August 2007. Previously, Dr. Blake was Senior Vice President, Clinical Research and Development for Avigenics Inc from January 2007 to July 2007. From 2001 to 2006, Dr. Blake was with Cephalon, Inc., first as Senior Vice President, Clinical Research and Regulatory Affairs from 2001 to 2005 and then as Executive Vice President, Worldwide Medical and Regulatory Operations from 2005 to 2006. From 1999 to 2001, Dr. Blake was the Chief Medical Officer for MDS Proteomics, Inc., a division of MDS International. Previously, he was Senior Vice President and Medical Director for SmithKline Beecham Pharmaceuticals with responsibility for its worldwide clinical research and development operations. Dr. Blake received his M.D. and B.S. at London University and is a fellow of the American College of Clinical Pharmacology and the Royal College of Physicians in the United Kingdom.

Jonathan J. Fleming is one of our co-founders and is the Chairman of our Board of Directors. Mr. Fleming served as Chairman from January 1998 to May 2005 and assumed the position again in October 2006. Mr. Fleming has served as the Managing Partner of Oxford Bioscience Partners, a venture capital firm specializing in life science technology since 1996. Prior to joining Oxford Bioscience, he served as a Founding Partner of MVP Ventures in Boston, Massachusetts. Mr. Fleming serves as a member of the board of directors of Imcor Pharmaceutical Co. (formerly Photogen Technologies, Inc.), a specialty pharmaceutical company focused on developing medical imaging pharmaceutical products. He also serves as Chairman of the board of directors of BioProcessors Corporation, a privately-held corporation, and as a director of seven other privately-held companies, including Leerink Swann & Company, Inc., a Boston-based investment bank specializing in health care companies. Mr. Fleming is a Trustee of the Museum of Science in Boston and is a Senior Lecturer at the Massachusetts Institute of Technology’s Sloan School of Management. Mr. Fleming received a B.A. from the University of California, Berkeley and a Masters in Public Administration from Princeton University.

Walter Gilbert, Ph.D.  is one of our co-founders and has served as one of our directors and as a member of our Scientific Advisory Board since our inception. Dr. Gilbert has served as a Managing Director and General Partner of BioVentures Investors II, a venture capital firm, since 2002. Dr. Gilbert has also served as the Carl M. Loeb University Professor Emeritus at Harvard University since 1985. He was a founder of Biogen, Inc. and from 1981 to 1985 served as its Chairman and Chief Executive Officer. Dr. Gilbert was also a co-founder of Myriad Genetics, Inc., where he has served as a director and Vice Chairman of the board of directors since 1992. Dr. Gilbert also serves as a director of three privately-held companies. Among other honors, Dr. Gilbert was awarded the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing methodology and he was elected a Member of the National Academy of Science in 1976. Dr. Gilbert received an A.B. (summa cum laude) from Harvard College, an M.A. from Harvard University, and a Ph.D. in Mathematics from Cambridge University.

Director Independence

Our Board of Directors has determined that Messrs. Fleming, Kriebel, Meyers, and Young, and Drs. Blake, Evnin and Gilbert are each an “independent director” as such term is defined in Nasdaq Market Place Rule 4200(a)(15) and the rules of the Securities and Exchange Commission.

Attendance at Board and Committee Meetings

Our Board held eight meetings during the year ended December 31, 2007. Each director attended or participated in 75% or more of the meetings of the Board and the meetings of committees of the Board on which such director served during 2007. While the Board has not adopted a formal policy regarding director attendance at the meeting of stockholders, the Board typically schedules one of its quarterly meetings on the day of the annual meeting and the Board plans to continue this practice in the future. Our directors, therefore, are encouraged to attend our annual meetings of stockholders. All of our directors attended our 2007 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has a standing Audit Committee, Compensation Committee and Nominations Committee. Each of these committees is comprised solely of independent directors. The following lists the members of each committee as well as the primary responsibilities of each committee.

Audit Committee

We have an Audit Committee, currently comprised of Messrs. Kriebel (Chairman) and Young and Dr. Evnin. Our Board of Directors has determined that each member of the Audit Committee is an “independent director” as defined in Nasdaq Market Place Rule 4200(a)(15) and that Mr. Kriebel is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(i) of Regulation S-K. The Audit Committee held seven meetings during the year ended December 31, 2007.

The Audit Committee is responsible for the oversight of: our accounting and financial reporting principles and policies and our internal controls and procedures; our financial statements and financial information to be provided to our stockholders; the independence, qualifications and performance of our independent registered public accounting firm and the independent audit; our disclosure controls and procedures and our code of ethics; the review of our financial risk exposures and steps taken by us to monitor and control such exposures, including the review of any policies related to financial risk assessment and management; the review of our investment policies; and our compliance with legal and regulatory requirements. Our independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting). The Audit Committee also has the authority to retain independent legal, accounting or other advisors. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee works closely with management as well as with our independent registered public accounting firm. The Audit Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

Compensation Committee

The Compensation Committee, currently comprised of Messrs. Fleming (Chairman) and Meyers and Dr. Evnin, held three meetings during the year ended December 31, 2007. The Compensation Committee is responsible for reviewing, approving and making recommendations to the Board with respect to: the compensation of our directors, our Chief Executive Officer and our other executive officers; and the adoption, modification or termination of incentive-compensation plans and equity-based plans. The Compensation Committee also oversees the administration of our equity-based plans, which includes interpreting the terms thereof and granting options and making stock awards thereunder.

The Compensation Committee has the authority to commission compensation surveys and to retain consultants to assist in evaluating executive officer compensation. The Compensation Committee also has the authority to retain independent legal, accounting or other advisors. The Compensation Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

Nominations Committee

The Nominations Committee, currently comprised of Dr. Evnin (Chairman) and Mr. Fleming, held three meetings during the year ended December 31, 2007. The Nominations Committee is responsible for: reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members, as well as the composition of the Board as a whole; identifying and nominating Board members; recommending to the Board the directors to be appointed to each committee of the Board and as the Chair of each committee; and overseeing an annual self-evaluation of the Board.

The Nominations Committee has the authority to retain search firms to be used to identify director nominees and also has the authority to retain independent legal, accounting or other advisors. The Nominations Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

The Nominations Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. As a result, the priorities and emphasis of the Nominations Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. At the same time, the Nominations Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. We therefore seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, health care, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominations Committee and the Board believe all prospective director candidates must possess in order to be recommended to the Board, including:

•	a commitment to professional integrity and ethics;

•	demonstrated leadership ability and the ability to exercise sound business judgment;

•	independence from conflict or direct economic relationship with the Company; and

•	a willingness to devote the required amount of time to attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Other than the foregoing, there are no stated minimum criteria for director candidates. The Nominations Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “independent director” under the Nasdaq Stock Market qualification standards and that director candidates also meet the specific requirements set forth in the rules of the Nasdaq Stock Market and in the rules of the Securities and Exchange Commission (SEC) regarding membership on a committee of the Board.

In considering re-nomination criteria, the Nominations Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations Committee will identify the skills and experience desired in a new director candidate.

Identification and Evaluation of Director Candidates

The Nominations Committee uses a variety of methods for identifying director candidates. The Nominations Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations Committee for such candidates. The Nominations Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, the Nominations Committee will also consider candidates recommended by stockholders.

The Nominations Committee regularly assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations Committee as a potential director candidate, the Nominations Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether the prospective director candidate could satisfy the minimum criteria established by the Nominations Committee. The Nominations Committee then decides whether to do a comprehensive evaluation of a prospective director candidate, which includes one or more interviews with the candidate. In addition, the Nominations Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing its evaluation, the Nominations Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

The Nominations Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders. The Nominations Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement in the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations Committee in the same manner as the Nominations Committee’s nominees.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by sending a letter to Memory Pharmaceuticals Corp. Board of Directors c/o Corporate Secretary, 100 Philips Parkway, Montvale, New Jersey 07645. The Corporate Secretary will receive and review all correspondence and forward it to the Chairman of the Board, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Compensation of Directors

The non-employee members of our Board of Directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board of Directors or committee meetings. In addition, our non-employee directors receive cash compensation for their service as a member of our Board of Directors and its committees as described below. All quarterly fees are payable at the end of each calendar quarter. The following chart lists the members of each of our committees of the Board of Directors as December 31, 2007.

Audit Committee	Compensation Committee	Nominations Committee

Anthony B. Evnin, Ph.D. Robert I. Kriebel* Peter F. Young	Anthony B. Evnin, Ph.D. Jonathan J. Fleming* Michael E. Meyers, M.P.H.	Anthony B. Evnin, Ph.D.* Jonathan J. Fleming Vaughn M. Kailian **

*	Committee Chairman
**	Mr. Kailian tendered his resignation from the Nominations Committee upon his appointment as President and Chief Executive Officer, which was effective as of February 7, 2008.

DIRECTOR COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2007

The following table provides certain information concerning fees earned by each of our non-employee directors in the year ended December 31, 2007. All share numbers are expressed prior to giving effect to the Reverse Split.

	Fees Earned
	or Paid in		All Other
	Cash	Option	Compensation	Total
Name	($)	Awards ($)(1)	($)	($)

Paul Blake, M.D.(2)	5,000	7,843	-	12,843
Anthony B. Evnin, Ph.D.	45,250	20,884	-	66,134
Jonathan J. Fleming	45,250	20,884	-	66,134
Walter Gilbert, Ph.D.(3)	17,500	20,884	9,000	47,384
Vaughn M. Kailian	19,250	13,041	-	32,291
Robert I. Kriebel	55,000	32,427	-	87,427
Michael E. Meyers, M.P.H.	20,500	20,884	-	41,384
Peter F. Young	33,500	31,682	-	65,182

(1)	This column represents the amount we have expensed during 2007 under FAS 123R for outstanding stock option awards granted in 2007 and in previous fiscal years. These award fair values have been determined based on the assumptions set forth in Note 6-“Stock Based Compensation” to the financial statements for the year ended December 31, 2007. As of December 31, 2007: (i) Messrs. Fleming, Kriebel, Meyers, Young and Dr. Evnin each held stock options to purchase an aggregate of 50,000 shares of common stock, (ii) Dr. Gilbert held stock options to purchase an aggregate of 80,000 shares of common stock, (iii) Mr. Kalian held stock options to purchase an aggregate of 30,000 shares of common stock, and (iv) Dr. Blake held a stock option to purchase 20,000 shares of common stock.

(2)	On November 9, 2007, Dr. Blake was elected to our Board of Directors. In connection with his election, he received a stock option to purchase 20,000 shares of our common stock under the Formula Option Grant Program of our 2004 Stock Incentive Plan (“2004 Plan”). The stock option has an exercise price of $0.90 per share, the closing price of our common stock on the Nasdaq Global Market on the grant date. The stock option has a grant date fair value of $0.69 per share. The stock option vests over three years, with 33% of the underlying shares vesting on the first anniversary of the grant date and the remainder vesting quarterly over the following two years.

(3)	In 2007, Dr. Gilbert received $9,000 for his service as a member on our Scientific Advisory Board (SAB) and was granted a stock option to purchase 10,000 shares of our common stock. The stock option has an exercise price of $3.57 per share, the closing price of our common stock on the Nasdaq Global Market on the grant date, January 23, 2007, and vests quarterly over a two-year period. The stock option has a grant date fair value of $2.64 per share. Dr. Gilbert is compensated for his service as a member on our SAB on the same terms as the other members of the SAB.

Standard Board Fees and Option Grants

Members of our Board of Directors receive the following standard fees and option grants for service on our Board of Directors.

Board of Directors

Our Chairman of the Board receives $6,000 per calendar quarter and each of our non-employee directors receives $3,000 per calendar quarter. Each of our non-employee directors also receives $1,000 for each regular or special Board meeting attended by such director in person and $500 for each regular or special Board meeting attended by such director by teleconference.

Audit Committee

In addition to receiving fees for service as a director, the Chairman of the Audit Committee receives $7,500 per calendar quarter and the other members of the Audit Committee receive $2,500 per calendar quarter. Each member of the Audit Committee also receives $2,000 for each regular or special Audit Committee meeting attended by such member in person and $1,000 for each regular or special Audit Committee meeting attended by such member by teleconference.

Compensation Committee

In addition to receiving fees for service as a director, the Chairman of the Compensation Committee receives $3,125 per calendar quarter and the other members of the Compensation Committee receive $625 per calendar quarter. Each member of the Compensation Committee also receives $1,000 for each regular or special Compensation Committee meeting attended by such member in person and $500 for each regular or special Compensation Committee meeting attended by such member by teleconference.

Nominations Committee

In addition to receiving fees for service as a director, the Chairman of the Nominations Committee receives $1,500 per calendar quarter and the other members of the Nominations Committee receive an additional $250 per calendar quarter. Each member of the Nominations Committee also receives $500 for each regular or special Nominations Committee meeting attended by such member in person and $250 for each regular or special Nominations Committee meeting attended by such member by teleconference.

Option Grants

Our 2004 Plan provides a Formula Option Grant program for non-employee directors. Pursuant to this program, upon joining our Board of Directors, a non-employee director receives a stock option grant to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value on that date (the “Initial Grant”). The Initial Grant vests over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting quarterly over the following two years. In addition, on the date of each annual meeting of our stockholders, all of our non-employee directors who have served on our Board of Directors for at least six months receive an additional automatic stock option grant to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value on that date (the “Subsequent Grant”). The Subsequent Grant vests in one installment on the first anniversary of the grant date.

Each director who served as a director on April 5, 2004, the effective date of our initial public offering, automatically received a stock option to purchase 20,000 shares of our common stock at the fair market value on that date. These stock options vested over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting quarterly over the following two years.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to: (i) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (ii) the Company’s financial statements and financial information to be provided to the stockholders; and (iii) the independence, qualifications and performance of the Company’s independent registered public accounting firm and the independent audit.

The Audit Committee is comprised of Messrs. Kriebel and Young and Dr. Evnin, each of whom has been determined independent by the Board. Upon review of Mr. Kriebel’s background and experience, the Board has designated Mr. Kriebel as the Company’s audit committee financial expert. The Board has adopted a written charter for the Audit Committee, which was amended in February 2008. A copy of our Audit Committee Charter can be viewed on the Company’s website at http://www.memorypharma.com, under the “Investors” tab.

KPMG LLP, independent registered public accounting firm (“KPMG”) was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2007. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and KPMG. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG its independence from Memory Pharmaceuticals.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Robert I. Kriebel (Chairman)
Anthony B. Evnin, Ph.D.
Peter F. Young

INFORMATION CONCERNING EXECUTIVE OFFICERS

Our executive officers are subject to annual appointment by the Board of Directors at its first meeting following our Annual Meeting of stockholders. Set forth below is information regarding each of our executive officers as of May 1, 2008. Further information about Mr. Kailian, Mr. Sulat and Dr. Lowe is presented above under the heading “Our Board of Directors.”

Name	Age	Position

Vaughn M. Kailian	63	President and Chief Executive Officer and Director
James R. Sulat	57	Chief Financial Officer and Director
Jzaneen Lalani	35	General Counsel and Corporate Secretary
David A. Lowe, Ph.D.	61	Chief Scientific Officer and Director
Stephen R. Murray, M.D., Ph.D.	45	Chief Medical Officer
Michael P. Smith	40	Vice President, Business Development

Jzaneen Lalani has served as our General Counsel since February 2007 and as our Corporate Secretary since June 2004. From June 2004 to February 2007, Ms. Lalani served as our Vice President, Legal Affairs. From 2003 to 2004, Ms. Lalani was a member of the Corporate and Commercial Law Group at Kronish Lieb Weiner & Hellman LLP, where she worked with privately held and publicly traded companies on transactions including mergers and acquisitions, financings and securities offerings. From 1999 to 2003, Ms. Lalani was a member of the Business & Technology Group at Brobeck Phleger & Harrison LLP, where her practice also included representing emerging growth companies and newly-public companies. Ms. Lalani received a B.Sc. from Queen’s University, a LL.B. from the University of Victoria and a Masters of International Affairs and a Masters of Law from Columbia University.

Stephen R. Murray, M.D., Ph.D. has served as our Chief Medical Officer since August 2007. From April 2006 to August 2007, Dr. Murray served as our Vice President, Clinical Development. From 2001 to 2006, Dr. Murray was with Pfizer Pharmaceuticals, first as Medical Director at Pfizer Pharmaceutics Group (Indications: schizophrenia, bipolar disorder) from 2001 to 2004, and then as Senior Medical Director and Worldwide Medical Team Leader, Schizophrenia, at Pfizer Global Pharmaceuticals from 2004 to 2006. Prior to joining Pfizer, Dr. Murray was a psychiatrist in private practice for five years. Dr. Murray received a B.S. from the University of South Carolina and an M.D. and Ph.D. in molecular and cellular biology from the Medical University of South Carolina.

Michael P. Smith has served as our Vice President, Business Development since July 2006. From 2004 to 2006, he served as the Vice President of Business Development of QLT, Inc. From 1998 to 2004, Mr. Smith held several senior positions at Chiron Corporation, including Manager, Corporate Finance and Business Development and Director, Corporate Development. From 1996 to 1998, he served as Finance/Business Development Manager for Ascent Logic Corporation. From 1990 to 1994, Mr. Smith was a Senior Associate at Watson Wyatt Worldwide Consulting. Mr. Smith received a B.S. from the University of Virginia and an MBA from the University of California at Berkeley.

EXECUTIVE COMPENSATION

The following table provides certain information concerning the compensation earned for the last two fiscal years by our Principal Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2007. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

				Option	All Other	Total
		Salary	Bonus	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)

James R. Sulat(4)	2007	408,750	-	468,057	-	876,807
Chief Financial Officer and	2006	395,000	69,125	380,563	-	844,688
Former President & Chief Executive Officer
David A. Lowe, Ph.D.	2007	367,833	71,955	271,794	-	711,582
Chief Scientific Officer	2006	352,917	71,000	424,746	-	848,663
Michael P. Smith(5)	2007	259,167	50,700	88,318	156,510(6)	554,695
Vice President,	2006	125,000	100,000(7)	214,000	-	439,000
Business Development

(1)	Amounts in the “Bonus” column represent bonuses attributable to performance in the year shown. Bonuses are paid in the first quarter of the year subsequent to the year for which they were earned.

(2)	This column represents the amount we have expensed for the year shown under SFAS No. 123R for outstanding stock option awards granted in the year shown and in previous fiscal years. Award fair values have been determined based on the assumptions set forth in Note 6-“Stock Based Compensation” to the financial statements for the year ended December 31, 2007, included in this report.

(3)	Does not include perquisites or personal benefits paid to Named Executive Officers unless the aggregate amount paid to a Named Executive Officer in the year shown was in excess of $10,000.

(4)	Mr. Sulat served as our President and Chief Executive Officer from May 2005 until February 2008, and has served as our Chief Financial Officer since February 2008.

(5)	Mr. Smith’s employment with us commenced in July 2006.

(6)	Includes $110,508 for reimbursement of relocation and temporary housing expenses and a $39,492 gross up payment for taxes incurred by Mr. Smith in connection with this reimbursement.

(7)	Includes a $50,000 sign-on bonus.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

The following table provides information as of December 31, 2007 regarding exercised and unexercised stock options held by each of our Named Executive Officers. During the year ended December 31, 2007, none of the Named Executive Officers exercised any of their stock options. Each of the stock options granted to our Named Executive Officers expires ten years after the date of the grant. Unless otherwise noted, the stock options vest in equal quarterly installments over a four-year period commencing on the date of grant.

		Number of	Number of
		Securities	Securities
		Underlying	Underlying	Option
		Unexercised	Unexercised	Exercise
	Option Grant	Options	Options (#)	Price	Option
Name	Date	(#) Exercisable	Unexercisable	($)	Expiration Date

James R. Sulat	05/17/2005	312,500	187,500	2.45	05/16/2015
	08/15/2005	295,312	229,688	2.24	08/14/2015
	01/23/2007	28,125	121,875	3.57	01/23/2017
	08/17/2007	15,625	234,375	2.30	08/16/2017
David A. Lowe, Ph.D.	10/01/2004	150,000(1)	0	6.98	10/01/2014
	03/03/2005	68,750	31,250	5.03	03/03/2015
	05/12/2005	55,000(1)	0	2.39	05/11/2015
	10/11/2005	42,500	42,500	2.38	10/10/2015
	03/03/2006	43,750	56,250	2.49	03/02/2016
	01/23/2007	37,500	162,500	3.57	01/23/2017
	08/17/2007	4,062	60,938	2.30	08/16/2017
Michael P. Smith	07/05/2006	46,875	103,125	1.31	07/04/2016
	09/29/2006	31,250	68,750	1.02	09/28/2016
	01/23/2007	11,250	48,750	3.57	01/23/2017
	08/17/2007	2,500	37,500	2.30	08/16/2017

(1)	Vest in equal quarterly installments over a two-year period commencing on the date of grant.

Executive Employment Agreements

We have employment agreements with each of Messrs. Sulat and Smith and Dr. Lowe. A summary of the material terms of these agreements is provided below. In February 2008, we amended the employment agreements for our executive officers principally to comply with the requirements of Section 409A of the Internal Revenue Code. In February 2007, we amended the employment agreements for our executive officers to provide for certain payments and benefits if an executive officer’s employment with the Company is terminated by the Company without cause or by the executive officer for good reason following certain events in connection with a change of control. These benefits are not offered to our other employees and are considered an element of our executive compensation package.

For purposes of this section, the following definitions apply to each of the Named Executive Officers:

A Change of Control shall be deemed to have occurred if the Company is consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or shares of stock or otherwise (excluding (i) transactions solely for the purpose of reincorporating the Company in a different jurisdiction or recapitalizing or reclassifying the Company’s stock, or (ii) any merger or consolidation in which the shareholders of the Company immediately prior to such merger or consolidation continue to own at least a majority of the outstanding voting securities of the Company or the surviving entity after such merger of consolidation).

We have Cause to terminate a Named Executive Officer if he or she (i) is convicted of a felony, which adversely affects his or her ability to perform Company obligations or materially affects the business activities or goodwill of the Company, (ii) is willfully disloyal, deliberately dishonest, or breaches his or her fiduciary duty, (iii) breaches the terms of his or her employment agreement, materially breaches any of the provisions of the confidentiality agreement or fails or refuses to carry out any material tasks or responsibilities for a period of more than thirty (30) days after receipt of written notice of the failure, or (iv) commits any act of fraud, embezzlement or deliberate disregard of a policy of the Company known to the executive officer or contained in a policy manual which results in material loss, damage or injury to the Company.

The Named Executive Officer is said to have Good Reason to resign from his employment if such resignation occurs within ninety days of: (i) a material diminution in the Named Executive Officer’s responsibilities (provided that such diminution is not in connection with the termination of his or her employment for Cause), (ii) a change in the Named Executive Officer’s principal work location by more than 50 miles from the Company’s principal offices, or (iii) a reduction by the Company of the Named Executive Officer’s base salary, unless such reduction is pursuant to a general reduction in the salaries of our executive officers. In addition, Mr. Smith is also said to have Good Reason should he be required to report to an individual in a position lower than the Company’s Chief Executive Officer.

James R. Sulat

In connection with Mr. Sulat’s resignation as President and Chief Executive Officer and his appointment as Chief Financial Officer in February 2008, we agreed to amend and restate Mr. Sulat’s employment agreement on substantially the terms described below. Under the terms of this agreement, Mr. Sulat will serve as our Chief Financial Officer, on a half-time basis, effective through December 31, 2008, unless extended by mutual agreement by us and Mr. Sulat. Mr. Sulat’s annualized, full-time base salary will remain $410,000, but will be adjusted to reflect his half-time work schedule. Under the terms of this agreement, Mr. Sulat is also eligible to receive annual bonus payments which depend on our performance and his individual performance, in each case as determined by our Board of Directors. Mr. Sulat’s target bonus is 35% of his base salary.

In the event that Mr. Sulat’s employment is terminated for any reason, other than by us for Cause, he will be entitled to receive, following termination, (i) severance equal to 12 months of his full-time base salary, (ii) continued medical and dental coverage for one year, (iii) the average of his annual bonuses for the three prior years in a lump sum and (iv) accelerated vesting of 25% of his then unvested stock options. In the event that we terminate Mr. Sulat’s employment without cause or he terminates his employment before December 31, 2008, Mr. Sulat will also be entitled to receive his then-current salary, continued vesting of his stock options and continued medical and dental coverage through December 31, 2008, in addition to the severance benefits described above. Notwithstanding the above, Mr. Sulat’s unvested stock options will become fully vested if, within three months prior to, or within 18 months after, a Change of Control (as defined in the letter agreement), (x) we terminate Mr. Sulat’s employment without Cause or (y) Mr. Sulat terminates his employment for Good Reason. Any nonstatutory stock options held by Mr. Sulat will remain exercisable until the later to occur of (i) 90 days after the date of termination and (ii) January 15 of the calendar year immediately succeeding the date of termination.

David A. Lowe, Ph.D.

We have an employment letter agreement with Dr. Lowe that has an unspecified term. Dr. Lowe’s current annualized base salary, as approved by the Compensation Committee, is $381,177. Dr. Lowe is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case as determined by our Board of Directors. Dr. Lowe’s target bonus is 30% of his base salary. In the event that we terminate Dr. Lowe’s employment without Cause or if he resigns for Good Reason due to a Change of Control, he is entitled to receive a severance amount equal to 12 months of his then-current base salary, less applicable deductions, paid in a lump sum on the 60th day following his separation from service. Dr. Lowe will also receive continued medical and dental coverage for one year following his separation from service. If, within three month prior to, or within 18 months after, a Change of Control, (x) we terminate Dr. Lowe’s employment without Cause or (y) Dr. Lowe terminates his employment for Good Reason, Dr. Lowe’s unvested stock options will become fully vested.

Michael P. Smith

We have an employment letter agreement with Mr. Smith that has an unspecified term. Mr. Smith’s current annualized base salary, as approved by the Compensation Committee, is $268,060. Mr. Smith is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case as determined by our Board of Directors. Mr. Smith’s target bonus is 30% of his base salary. In the event that we terminate Mr. Smith’s employment without Cause or if he resigns for Good Reason due to a Change of Control, he is entitled to receive a severance amount equal to 12 months of his then-current base salary, less applicable deductions, paid in a lump sum on the 60th day following his separation from service. Mr. Smith will also receive continued medical and dental coverage for one year following his separation from service. If, within three month prior to, or within 18 months after, a Change of Control, (x) we terminate Mr. Smith’s employment without Cause or (y) Mr. Smith terminates his employment for Good Reason, Mr. Smith’s unvested stock options will become fully vested.

2007 Bonuses

The 2007 bonuses for our Named Executive Officers are shown in the Summary Compensation Table above. Determination of bonus amounts are made by the Compensation Committee after the end of the fiscal year and are based on the level of achievement of overall Company objectives, which are set annually in collaboration with our Board of Directors, and individual objectives, which are set annually by our President and Chief Executive Officer together with each Named Executive Officer. Overall Company objectives include research and development objectives and other corporate objectives. Individual objectives and weightings for each executive officer vary depending on the executive officer’s position and areas of responsibility and the executive officer’s contribution to the Company’s performance; provided that, the President and Chief Executive Officer’s bonus is determined solely with reference to our overall Company objectives. Mr. Sulat, in his prior role as President and Chief Executive Officer and in his current role as Chief Financial Officer, is eligible to receive an annual cash bonus of up to 35% of his annual base salary. For 2007, the Compensation Committee increased the bonus target for each of our other Named Executive Officers from 25% to 30% of such executive’s annualized base salary.

Our Board of Directors assesses the level of overall achievement by the Company and our Compensation Committee assesses the individual performance levels of each Named Executive Officer (other than the President and Chief Executive Officer). Based on these assessments, annual bonuses may be above or below target bonus levels, at the discretion of the Compensation Committee.

For 2007, our research and development objectives included the commencement or completion of several clinical trials, the advancement of our development candidates, the identification of new development candidates from our preclinical development pipeline and the achievement of milestones under our collaborations. Our other corporate objectives included raising additional financing, and further expanding our in-house clinical development team. For 2007, the Board of Directors determined that a substantial number of our objectives were met, but not all were achieved in the time frame that we had set. The Board further determined, however, that many of these objectives were achieved at a later point during the year or, with respect to particularly challenging objectives, we demonstrated significant progress towards their achievement. Based on these considerations, the Compensation Committee set 2007 bonus amounts as shown in the Summary Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 1, 2008 by (i) each of our directors, (ii) each of our Named Executive Officers, (iii) all of our directors and executive officers as a group, and (iv) each person (or group of affiliated persons) known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options and warrants held by the respective person or group, which may be exercised or converted within 60 days of May 1, 2008. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days of May 1, 2008 are included for that person or group, but the stock options or warrants held by any other person or group are not included. Percentage of beneficial ownership is based on 72,726,049 shares of common stock outstanding as of May 1, 2008.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse. Unless otherwise noted below, the address of each person listed on the table is c/o Memory Pharmaceuticals Corp., 100 Philips Parkway, Montvale, New Jersey 07645. All share numbers are expressed prior to giving effect to the Reverse Split.

Name of Beneficial Owner	Shares Beneficially Owned*
	Number	Percent
	Of Shares	(%)

Directors and Named Executive Officers
Paul Blake, M.D.	-	-
Anthony B. Evnin, Ph.D.(1)	3,856,446	5.28
Jonathan J. Fleming(2)(12)	7,138,701	9.66
Walter Gilbert, Ph.D.(3)	269,385	*
Vaughn M. Kailian(4)(14)	14,512,573	19.85
Robert I. Kriebel(5)	46,750	*
David A. Lowe, Ph.D.(6)	524,588	*
Michael E. Meyers, M.P.H.(7)	117,432	*
Michael P. Smith(8)	155,595	*
James R. Sulat(9)	1,174,370	1.60
Peter F. Young(10)	40,000	*
All current directors and executive
officers as a group (13 persons)(11)	28,205,945	36.76
Five Percent Stockholders
Oxford IV Entities(12)	4,552,630	6.18
Great Point Entities(13)	9,845,130	11.92
MPM Entities(14)	14,238,773	19.44

*	Represents less than 1%.

(1)	Includes 293,739 shares of common stock issued to Anthony B. Evnin, Ph.D., 40,000 shares of common stock issuable to Dr. Evnin upon the exercise of options vested as of 60 days following May 1, 2008 and warrants to purchase 64,473 shares of common stock. Also includes 1,308,275 shares and warrants to purchase 113,289 shares of common stock owned by Venrock Associates (“Venrock”), 1,859,411 shares and warrants to purchase 163,026 shares of common stock owned by Venrock Associates II, L.P. (“Venrock II”), and 14,233 shares of our common stock owned by Venrock Entrepreneurs Fund, L.P. (“Entrepreneurs Fund,” and, together with Venrock and Venrock II, the “Venrock Entities”). Dr. Evnin is a general partner of Venrock and Venrock II. Dr. Evnin is also a member of the General Partner of Entrepreneurs Fund. Dr. Evnin may be deemed to beneficially own the shares owned by the Venrock Entities; however, Dr. Evnin disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest therein.

(2)	Includes 40,000 shares of common stock issuable to Jonathan J. Fleming upon the exercise of options vested as of 60 days following May 1, 2008. Also includes 357,715 shares of common stock held by Oxford Bioscience Partners II L.P. (“OBP II”), 267,844 shares of common stock held by Oxford Bioscience Partners (Bermuda) II Limited Partnership (“OBP Bermuda II”), 100,306 shares of common stock held by Oxford Bioscience Partners (Adjunct) II L.P. (“OBP Adjunct II”), 352,679 shares of common stock held by Oxford Bioscience Partners (GS-Adjunct) II L.P. (“OBP GS-Adjunct II”), and 1,283,317 shares of common stock and warrants to purchase 184,210 shares of common stock held by Oxford Bioscience Partners II (Annex) L.P. (“OBP Annex II”). OBP Management II L.P. (“OBP Management II”) is the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II) and OBP Management (Bermuda) II Limited Partnership (“OBP Management Bermuda II”) is the general partner of OBP Bermuda II. Mr. Fleming is a general partner of both OBP Management II and OBP Management Bermuda II. Therefore Mr. Fleming may be deemed to beneficially own the shares held by OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II; however, he disclaims beneficial ownership of these shares, except to the extent of his proportionate pecuniary interest therein.

Also includes shares held by the Oxford IV Entities, of which Mr. Fleming is an affiliate. See footnote 12.

(3)	Includes 65,000 shares of common stock issuable to Walter Gilbert, Ph.D. upon the exercise of options vested as of 60 days following May 1, 2008. Also includes 66,666 shares of common stock issued to Dr. Gilbert, 66,666 shares of common stock issued to Dr. Gilbert’s spouse and 52,632 shares of common stock and warrants to purchase 18,421 shares of common stock issued to a charitable remainder trust of which Dr. Gilbert and his spouse are the trustees and the beneficiaries.

(4)	Includes 373,580 shares of common stock issuable to Mr. Kailian upon the exercise of options vested as of 60 days following May 1, 2008. Also includes shares held by the MPM Entities, of which Vaughn M. Kailian is an affiliate. See footnote 14.

(5)	Includes 5,000 shares of common stock issued to Robert I. Kriebel, 40,000 shares of common stock issuable to Mr. Kriebel upon the exercise of options vested as of 60 days following May 1, 2008 and warrants to purchase 1,750 shares of common stock.

(6)	Includes 26,316 shares of common stock issued to David A. Lowe, Ph.D., 489,062 shares of common stock issuable to Dr. Lowe upon the exercise of options vested as of 60 days following May 1, 2008 and warrants to purchase 9,210 shares of common stock.

(7)	Includes 68,222 shares of common stock issued to Michael E. Meyers, M.P.H., 40,000 shares of common stock issuable to Mr. Meyers upon the exercise of options vested as of 60 days following May 1, 2008 and warrants to purchase 9,210 shares of common stock.

(8)	Includes 7,470 shares of common stock issued to Michael P. Smith and 148,125 shares of common stock issuable to Mr. Smith upon the exercise of options vested as of 60 days following May 1, 2008.

(9)	Includes 11,997 shares of common stock issued to James R. Sulat, 829,687 shares of common stock issuable to Mr. Sulat upon the exercise of options vested as of 60 days following May 1, 2008, and 277,423 shares of common stock and warrants to purchase 55,263 shares of common stock issued to a revocable trust of which Mr. Sulat and his spouse are the trustees and the members of Mr. Sulat’s immediate family are the beneficiaries.

(10)	Consists of 40,000 shares of common stock issuable to Peter F. Young upon the exercise of options vested as of 60 days following May 1, 2008.

(11)	Includes: Messrs. Fleming, Kailian, Kriebel, Meyers, Smith, Sulat and Young, and Drs. Blake, Evnin, Gilbert, Lowe and Murray, and Ms. Lalani.

(12)	Includes 3,595,503 shares of common stock and warrants to purchase 911,902 shares of common stock held by Oxford Bioscience Partners IV L.P. (“Oxford IV”) and 36,076 shares of common stock and warrants to purchase 9,149 shares of common stock held by mRNA Fund II L.P. (“mRNA II”) II. OBP Management IV L.P. (“OBP IV”, and together with Oxford IV and mRNA II, the “Oxford IV Entities”), is the general partner of Oxford IV and mRNA II. Jonathan J. Fleming, Jeffery T. Barnes, Mark P. Carthy, Michael E. Lytton and Alan G. Walton are the general partners of OBP IV (each a “General Partner” and collectively the “General Partners”). By virtue of their relationship as affiliated limited partnerships which share a sole general partner (OBP IV), Oxford IV and mRNA II may be deemed to share voting power and the power to direct the disposition of the shares of common stock which each partnership owns of record. OBP IV, as the general partner of Oxford IV and mRNA II, may also be deemed to own beneficially the shares of Oxford IV and mRNA II. The General Partners may also be deemed to own beneficially the shares held by Oxford IV and mRNA II. Oxford IV, OBP IV and the General Partners expressly disclaim beneficial ownership of the shares held by mRNA II, except to the extent of their respective pecuniary interest therein, and mRNA II, OBP IV, and the General Partners expressly disclaim beneficial ownership of the shares held by Oxford IV, except to the extent of their respective pecuniary interest therein. The principal business office of the Oxford IV Entities and the General Partners (excluding Mr. Walton) are located at 222 Berkeley Street, Suite 1650, Boston, MA 02116. The principal business office of Mr. Walton is 315 Post Road West, Westport, CT 06880.

(13)	Includes 5,316,407 shares held by Biomedical Value Fund, L.P. (“BMVF”) and 4,528,793 shares held by Biomedical Offshore Value Fund, Ltd. (“BOVF,” and, together with BMVF, the “Great Point Entities”). Great Point Partners, LLC (“Great Point”) is the investment manager of BMVF and BOVF and by virtue of such status may be deemed to be the beneficial owner of the shares held by BMVF and BOVF. Dr. Jeffrey R. Jay, as senior managing member of Great Point, has shared voting and investment power with respect to these shares. Great Point and Dr. Jay disclaim beneficial ownership of the shares of common stock held by BMVF and BOVF, except to the extent of any pecuniary interest. On November 10, 2006, BMVF and BOVF each exercised, on a cashless basis, all of their respective warrants issued in our 2006 Private Placement and, in exchange therefor, BMVF was issued an additional 809,581 shares of our common stock and BOVF was issued an additional 689,643 shares of our common stock. The principal business address for Great Point is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(14)	Includes 13,251,643 shares held by MPM BioVentures IV-QP, L.P. (“BV IV QP”), 376,819 shares held by MPM Asset Management Investors BV4 LLC (“AM BV4”) and 510,531 shares held by MPM BioVentures IV GmbH & Co. Beteiligungs KG (“BV IV GmbH,” and, collectively with BV IV QP and AM BV4, the “MPM Entities”). The Registrant has been advised that MPM BioVentures IV, GP LLC and MPM BioVentures IV LLC are the direct and indirect general partners of BV IV QP, AM BV4 and BV IV GmbH. Vaughn M. Kailian, Ansbert Gadicke, Luke Evnin, Steven St. Peter, William Greene, James Paul Scopa, John Vander Vort and Ashley Dombkowski are members of the general partner of BV IV QP and BV IV GmbH and members of AM BV4. Each member of the group disclaims beneficial ownership of the securities except to the extent of his or her proportionate pecuniary interest therein. Mr. Kailian is a member of our Board of Directors and our President and Chief Executive Officer. The principal business address for BV IV QP, AM BV4 and BV IV GmbH is The John Hancock Tower, 200 Clarendon Street, 54th Floor, Boston, MA 02116.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership of our common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports and written representations from our officers and directors that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that (i) Mr. Kailian filed two late Form 4s, each for one transaction, (ii) MPM Bioventures IV QP LP filed two late Form 4s, each for one transaction, and (iii) MPM BioVentures IV GmbH & Co. Beteiligungs KG filed one late Form 4 for one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Review and Approval of Related Party Transactions

Our Board of Directors has not adopted any written policies or procedures governing the review, approval or ratification of related person transactions. As a matter of practice, however, our Board of Directors reviews, approves or ratifies, when necessary, all transactions with related persons. The Board of Directors’ practice is to evaluate whether a related person (including a director, officer, employee, or other significant stockholder) will have a direct or indirect interest in a transaction in which the Company may be a party. Where the Board determines that such proposed transaction involves a related person, the Board of Directors reviews any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to the Company and its stockholders (other than the interested related person involved in such transaction), and may consider, among other things, the following factors: the related person’s relationship to the Company and direct or indirect interest in the transaction, both objective (for example, the dollar amount of the related person’s interest) and subjective (for example, any personal benefit not capable of quantification); whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; if applicable, the availability of other sources of comparable products or services; the benefits to the Company of the proposed interested transaction; and the impact on a director’s independence in the event the related person is a director, an “associated person” of a director or an entity in which a director is a partner, member, stockholder or officer. Following such review, the related person transaction is subject to final approval of the Board as a whole. In addition, our Audit Committee reviews, at each of its regularly scheduled quarterly meetings, whether the Company has entered into any transactions which could be deemed to be a transaction with a related person.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT
THE REVERSE SPLIT

Introduction

The Board of Directors is recommending that the stockholders approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) to effect a reverse stock split of the outstanding shares of our common stock at a ratio within a range of 1:2 and 1:10 (the “Reverse Split”). If the Amendment is approved, the Board of Directors will have the authority to decide, within twelve months from the date of the 2008 Annual Meeting, whether to implement the Reverse Split and the exact ratio within this range. If the Board of Directors decides to implement the Reverse Split, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Split is implemented, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio selected by the Board of Directors. The total number of authorized shares of common stock would remain unchanged at its current total of 175,000,000 shares (regardless of the ratio of the Reverse Split selected by our Board of Directors). The proposed Amendment is attached to this Proxy Statement as Exhibit A.

Purpose and Background of the Reverse Split

The Board of Director’s primary objectives in proposing the Reverse Split are to raise the per share trading price of our common stock and to increase the number of shares of our authorized but unissued common stock available for issuance. The Board believes that the Reverse Split would, among other things, (i) better enable us to maintain the listing of our common stock on the Nasdaq Global Market, (ii) facilitate higher levels of stock ownership by institutions whose investment policies generally prohibit investments in lower-priced securities and (iii) better enable us to raise funds to finance our planned operations and to meet the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market.

Our common stock is currently listed on the Nasdaq Global Market. On December 5, 2007, we received a Staff Deficiency Letter from the Nasdaq Stock Market, which stated that for the previous 30 business days we had not met the $1.00 minimum closing bid price requirement for continued inclusion on the Nasdaq Global Market, as required by Marketplace Rule 4450(a)(5).

On April 2, 2008, we received a second Staff Deficiency Letter from the Nasdaq Stock Market, which stated that, in addition to failing to comply with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Global Market, we were no longer in compliance with the minimum $10 million stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Marketplace Rule 4450(a)(3). As reported in our Annual Report on Form 10-K for the year ended December 31, 2007, our stockholders’ equity was $8.3 million. In the letter, the Nasdaq staff requested that we provide a plan to achieve and sustain compliance with all of the Nasdaq Global Market’s continued listing requirements, including the minimum stockholders’ equity requirement, and the time frame required to complete the plan. We submitted our plan to the Nasdaq staff on April 17, 2008.

If the Nasdaq staff does not accept our plan to achieve compliance with the continued listing requirements, the Nasdaq staff will provide us with written notification that our common stock will be delisted from the Nasdaq Global Market. At that time, we will have the right to appeal the delisting of our common stock, but our appeal will likely be successful only if we present a plan to the appeal hearing panel that provides substantial assurance that we will remain in compliance with all continued listing requirements of the Nasdaq Global Market, including the $1.00 minimum bid requirement and the $10 million minimum stockholders’ equity requirement.

If the Amendment is approved by our stockholders but we do not succeed in meeting the minimum stockholders’ equity requirement of the Nasdaq Global Market, we will have the option of applying to transfer our common stock to the Nasdaq Capital Market if we are able to satisfy the continued listing requirements for that market (other than the minimum bid requirement), including having a minimum of $2.5 million in stockholders’ equity. If we are eligible to transfer our common stock to the Nasdaq Capital Market and make such an election, and our transfer application is approved, we would be required to regain compliance with the minimum closing bid price requirement within 180 days after June 2, 2008. If, at the conclusion of that 180-day period, we have not achieved compliance, we expect that we would be delisted from, the Nasdaq Capital Market. We may appeal Nasdaq’s determination to delist our securities. If our common stock does not meet the requirements of, or we are delisted from the Nasdaq Capital Market, our common stock could be traded on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Global Market or the Nasdaq Capital Market.

To regain compliance with the Nasdaq’s minimum bid price listing standard and for continued listing of our common stock on the Nasdaq Global Market, we must meet the $1.00 minimum closing bid price requirement for ten consecutive trading days. The Board’s primary objective in proposing the Reverse Split is to increase the per share trading price of our common stock to greater than $1.00 per share. The closing sale price of our common stock on May 1, 2008 was $0.38 per share. The Board has considered the potential harm to the Company of a delisting from the Nasdaq Global Market and believes that the Reverse Split would help us regain compliance with the Nasdaq’s minimum bid price listing standard.

The Board also believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity. Due to the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from the Reverse Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

Furthermore, the Board believes that the Reverse Split would facilitate our efforts to raise capital to fund our planned operations. As previously disclosed in our periodic reports filed with the Securities and Exchange Commission and as noted above with respect to the level of our stockholders’ equity, we will need to raise additional capital and may elect to do so through the issuance of equity securities. The Reverse Split would reduce the number of shares of our common stock outstanding without reducing the total number of authorized shares of common stock. As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible or exercisable into shares of common stock, in equity financing transactions. Based on the minimum stockholders’ equity requirement, we will require significant additional capital to satisfy the continued listing requirements on either the Nasdaq Global Market or the Nasdaq Capital Market. Accordingly, we are actively considering several sources of capital, including potential collaboration partners, strategic investors and the issuance of additional equity or debt securities, although as of the date of this proxy statement no such agreements are in place with respect to any of these potential sources of funds.

We are seeking stockholder approval of a range of exchange ratios from 1:2 to 1:10 (rather than a fixed ratio) in order to provide the Board with the flexibility to achieve the desired results of the Reverse Split. If the stockholders approve this proposal, the Board would implement the Reverse Split only upon the Board’s determination that the Reverse Split would be in our best interests at that time. If the Board decides to implement the Reverse Split, it would set the timing for the Reverse Split and select a specific ratio within the range of 1:2 to 1:10. No further action on the part of the stockholders would be required to either implement or abandon the Reverse Split. If the stockholders approve the Amendment, and the Board determines to implement the Reverse Split, we will communicate to the public, prior to the Effective Date, additional details regarding the Reverse Split, including the specific ratio selected by the Board. If the Board does not implement the Reverse Split within twelve months from the date of the meeting, the authority granted in this proposal to implement the Reverse Split will terminate. The Board reserves its right to elect not to proceed with the Reverse Split if it determines, in its sole discretion, that it is no longer in the best interests of the Company.

Material Effects of the Amendment

The Board believes that the Reverse Split will increase the trading price of our common stock in an amount sufficient to bring us back into compliance with the Nasdaq Global Market’s minimum bid price listing standard. The Board cannot guarantee, however, that if the Reverse Split is implemented, we will be able to regain compliance with the minimum bid requirement, or that, in the event that we do regain compliance with the minimum bid requirement, the market price per share of our common stock after the effectiveness of the Reverse Split will remain in excess of the $1.00 minimum bid price as required by the Nasdaq Global Market for continued listing. In addition, the market price per share of our common stock after the Reverse Split may not increase in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Split, which would reduce our market capitalization. Even if the Reverse Split is implemented, no assurance can be given that we will be able to regain compliance with the minimum stockholders’ equity requirement for either the Nasdaq Global Market or the Nasdaq Capital Market or that we will be able to continue to comply with the minimum bid requirement.

The Reverse Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Split results in any stockholders owning a fractional share. In lieu of issuing fractional shares, we may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on the Nasdaq Global Market, on the Effective Date, multiplied by the fractional share amount, or (ii) arrange for our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable to stockholders of record on the Reverse Split and sell those whole shares as soon as possible after the Effective Date on behalf of those holders at then prevailing market prices on the open market, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

We currently have 175,000,000 shares authorized for issuance and, as of May 1, 2008, we had 72,726,049 shares issued and outstanding. The principal effects of the Amendment will be that (i) the number of shares of our common stock issued and outstanding will be reduced from 72,726,049 shares to a range of 7,272,605 to 36,363,025 shares, depending on the split ratio chosen by the Board, (ii) all outstanding options and warrants entitling holders to purchase shares of our common stock will enable such holders to purchase, upon exercise of those options or warrants, one-half to one-tenth of the number of shares of our common stock which such holders would have been able to purchase upon exercise of their options and warrants immediately preceding the Reverse Split, at an exercise price equal to twice the exercise price specified before the Reverse Split to ten times the exercise price specified before the Reverse Split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Split, and (iii) the number of shares reserved for issuance pursuant to the 2004 Plan and the ESPP will be reduced by the split ratio chosen by the Board. The reduction in the number of shares reserved for issuance under the ESPP as a result of the Reverse Split would be made after giving effect to the increase in the number of such shares, if Proposal 3 is approved.

Since the Reverse Split will not reduce the number of shares of our common stock that we may issue, the Reverse Split may also have the effect of significantly diluting your ownership interest in the Company if and when we issue additional shares of our common stock. As of May 1, 2008, we had a total of 102,273,951 authorized but unissued shares of our common stock. As a result of the Reverse Split, we will have between 138,636,975 and 167,727,395 authorized but unissued shares of common stock. These additional authorized but unissued shares of our common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes. The Board of Directors believes that it is advantageous for us to be able to act promptly with respect to fundraising and investment opportunities and that the proposed Amendment is desirable in order to have additional shares available, as needed, for future financing transactions or other general corporate purposes that are determined by the Board of Directors to be in our best interests. Having such additional authorized shares available for issuance in the future would give us greater flexibility and would enable us to issue shares of common stock, or other securities exercisable, exchangeable or convertible into common stock, without the expense and delay of a stockholders’ meeting, except as may be required by applicable law or regulations. Our Board of Directors will determine the terms of any issuance of the additional shares of common stock. If the Amendment is not approved, we may not have a sufficient number of authorized but unissued shares of our common stock to allow us to raise the additional capital that we will require to regain compliance with Nasdaq’s $10.0 million minimum stockholders’ equity requirement or to finance our continued operations.

The Reverse Split will not affect the par value or the terms of our common stock. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

The Reverse Split does not constitute a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934. Following the Reverse Split, the Company will continue to comply with the periodic reporting requirements of the Securities Exchange Act of 1934.

The reduced number of shares outstanding after the Reverse Split could adversely affect the liquidity of our common stock. The Reverse Split will result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Amendment is approved by the stockholders and the Board of Directors determines that it is in the best interests of the Company and the stockholders to effect the Reverse Split, the Reverse Split would become effective at such time as the Amendment, the form of which is attached as Exhibit A to this proxy statement, is filed with the Secretary of State of the State of Delaware.

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been implemented. American Stock Transfer and Trust Company, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for certificates representing post-Reverse Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered to the Exchange Agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so. Stockholders whose shares are held by their broker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Split. Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

Fractional Shares

We will not issue fractional certificates for post-Reverse Split shares in connection with the Reverse Split. In lieu of issuing fractional shares, we may either (i) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on the Nasdaq Global Market, on the Effective Date, multiplied by the fractional share amount, or (ii) arrange for our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable to our stockholders of record on the Reverse Split and sell those whole shares as soon as possible after the Effective Date on behalf of those holders at then prevailing market prices on the open market, and then pay each such holder his, her or its pro rata portion of the sale proceeds.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the Reverse Split, the Board of Directors will be authorized to proceed with the Reverse Split. In determining whether to proceed with the Reverse Split and setting the exact amount of split, if any, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the Nasdaq Global Market listing requirements, our additional funding requirements and the number of authorized but unissued shares of our common stock.

No Dissenter’s Rights

Under the Delaware General Corporate Law, stockholders will not be entitled to dissenter’s rights with respect to the Amendment for the Reverse Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain U.S. federal income tax consequences relating to the Reverse Split as of the date hereof. This summary addresses only U.S. holders who hold their stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, for U.S. federal income tax purposes, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the Code”), and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under U.S. federal income tax laws.

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the Reverse Split.

Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes (except to the extent of cash received in lieu of a fractional share). The aggregate adjusted basis of the post-reverse split shares will be the same as the aggregate adjusted basis of the pre-reverse split shares, reduced by the amount of the adjusted basis of pre-reverse split shares that is allocated to any fractional share for which cash is received. The holding period of the post-reverse split shares will include a U.S. holder’s holding periods for the pre-reverse split shares. A stockholder who receives cash in lieu of a fractional share generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the amount of the stockholder’s aggregate adjusted tax basis in pre-reverse split shares that is allocated to a fractional share. In general, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less and long term if held for more than one year.

The Company will not recognize any gain or loss as a result of the Reverse Split.

Approval Required

Approval of the proposed the Amendment to effect a Reverse Split of the Company’s common stock requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the 2008 Annual Meeting. Unless marked to the contrary, proxies received will be voted for approval of this proposed Amendment. If authorized by the requisite number of shares, the proposed Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which will occur as soon as practicable after authorization.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Two.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES
RESERVED FOR ISSUANCE UNDER THE PLAN

Our stockholders are being asked to approve an amendment to the ESPP to increase the number of shares of common stock reserved for issuance under the ESPP from 350,000 to 550,000 shares of common stock, an increase of 200,000 shares (which number does not give effect to the Reverse Split, if approved). The ESPP was adopted by our Board and approved by our stockholders in February 2004 and became effective on April 8, 2004. The purpose of the ESPP is to provide eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Code. The Board of Directors approved the amendment to the ESPP because it believes that it is desirable to continue to offer employees an inducement to acquire an ownership interest in the Company through participation in the ESPP. The increase in the number of shares reserved under the ESPP represents the Board of Directors’ estimate of the maximum number of shares necessary to fully fund the ESPP through July 31, 2009.

The affirmative vote of a majority of shares of common stock present or represented and entitled to vote at the 2008 Annual Meeting is required to approve the amendment to the ESPP. The amendment to the ESPP was approved in April 2008 by our Board of Directors, subject to stockholder approval. If approved by our stockholders, the amendment to the ESPP will become effective immediately.

Summary of the ESPP

A summary of the material terms of the ESPP is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Amended and Restated ESPP, a copy of which is attached to this Proxy Statement as Exhibit B. All terms used in this summary and not otherwise defined herein shall have the meanings ascribed to them in the ESPP.

Administration of the ESPP

In accordance with the terms of the ESPP, our Board has authorized our Compensation Committee to act as the Plan Administrator for the ESPP. Under the ESPP, the Plan Administrator has the full authority to interpret and construe the provisions of the ESPP and to adopt rules and regulations for the administration of the ESPP.

Common Stock Reserved For Issuance under the ESPP

The proposed amendment to the ESPP would increase the number of shares of common stock that may be sold under the ESPP from 350,000 shares to 550,000 shares. If rights granted under the ESPP terminate without having been exercised, the common stock not purchased will become available again for issuance under the ESPP.

As of May 1, 2008, 323,962 shares of common stock have been issued under the ESPP and 26,038 shares of common stock remain available for issuance under the ESPP.

Eligibility to Participate in the ESPP

An employee who is employed by the Company on the start date of any offering period or purchase interval under the ESPP and who is employed on a basis in which such employee is regularly expected to render more than 20 hours of service per week for more than five months per calendar year is eligible to participate in the ESPP. As of February 1, 2008, the Company had approximately 66 employees who were eligible to participate in the ESPP.

Under the terms of the ESPP, an eligible employee will not be granted rights under the ESPP, if such employee would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company. In addition, an eligible employee will not be permitted to accrue the right to purchase more than $25,000 worth of common stock during any calendar year. For purposes of the $25,000 limit, the full share price (before discount) at the start of an offering period is used to determine the value of common stock that an eligible employee purchases. In addition, the maximum number of shares an eligible employee may purchase on the last day of a purchase interval under the ESPP cannot exceed the lesser of (x) the product of $2,083 and the number of full months in the purchase interval divided by the closing price of a share of our common stock on the last day of the purchase interval and (y) the product of 415 shares of our common stock and the number of full months in the purchase interval.

Offerings

We will make one or more offerings to our eligible employees to purchase stock under the ESPP. Each offering period is currently for a period not exceeding 6 months. During each offering period, employees participating in the ESPP will be entitled to purchase, through periodic payroll deductions, shares of our common stock on purchase dates that occur at semi-annual intervals. If the fair market value per share of our common stock on any purchase date within an offering period is less than the fair market value per share of our common stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of common stock on such purchase date and a new offering period shall commence on the next business day following such purchase date.

The current offering period began on February 1, 2008. The purchase date for this period is July 31, 2008. Eligible employees can elect to participate in the ESPP at the beginning of a purchase period and are permitted to cancel participation in the offering before each bi-annual purchase date and obtain a refund of the amounts withheld from their wages.

Terms of Rights

Participation. On the first day of a designated payroll deduction period, or purchase interval, we will grant to each eligible employee who has elected to participate in the ESPP a purchase right for such interval.

Purchase Price. Eligible employees may authorize up to 10% of their base pay to be deducted by us during the purchase interval. On the last day of the purchase interval, the employee is deemed to have exercised the purchase right, at the purchase price, to the extent of accumulated payroll deductions. Under the terms of the ESPP, the purchase price is an amount equal to 85% of the lower of:

•	the closing price of our common stock on the first day of the offering period in which such purchase interval occurs; or

•	the closing price of our common stock on the last day of the purchase interval.

Purchase of Stock. In connection with offerings made under the ESPP, the Plan Administrator may specify a maximum number of shares any employee may purchase and a maximum aggregate number of shares that may be purchased in the offering by all eligible employees. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares that may be purchased, the Plan Administrator may make a pro rata allocation of shares available in a uniform and equitable manner. Unless an employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase interval at the applicable price.

Withdrawal from ESPP/Termination of Employment. An employee’s rights under the ESPP terminate upon voluntary withdrawal from the ESPP at any time, or when the employee ceases employment for any reason. If an employee withdraws from the ESPP or ceases to be an employee of the Company during an offering period, any payroll deductions that were made during such period shall be returned to the employee.

Restrictions on Transfer. Rights granted under the ESPP may not be assigned or transferred and may be exercised only by the person to whom such rights are granted.

Effect of Stock Splits, Recapitalizations and Similar Transactions

All share amounts in the ESPP are subject to adjustment in the event of a stock split, stock dividend, recapitalization, or other change affecting the Company’s outstanding common stock.

If the Amendment to effect the Reverse Split is approved by the stockholders at the 2008 Annual Meeting and the Board of Directors determines to effect the Reverse Split, the number of shares of common stock available for issuance under the ESPP will be reduced on the Effective Date in proportion to the reverse split ratio selected by the Board of Directors.

Effects of Certain Corporate Transactions

In the event of a merger or consolidation of the Company with any other entity, or the sale by the Company of all or substantially all of its assets, each outstanding purchase right may be assumed or an equivalent purchase right substituted by the successor entity. If the surviving entity does not agree to assume the ESPP or provide similar rights, the Plan Administrator will shorten any Purchase Interval or offering period then in progress by setting a new purchase date before the date of the corporate transaction. Payroll deductions made prior to that date will be applied to the purchase of the Company’s common stock. The Plan Administrator will provide at least 10 business days’ written notice prior to the new purchase date.

Amendment of the ESPP

The Board of Directors may, at any time, amend, alter, suspend or terminate the ESPP. Amendments to increase the maximum number of shares issuable under the ESPP shall not be effective without the approval of the Company’s stockholders. In the event stockholder approval is not obtained within twelve months after the date on which the Board of Directors approves such an amendment, the amendment shall terminate and all sums collected from employees to purchase the additional shares shall be refunded.

Termination of the ESPP

Unless earlier terminated by the Board of Directors, the ESPP shall terminate upon the earliest to occur of:

•	the date on which all shares authorized by the Board for issuance under the ESPP are sold pursuant to purchase rights exercised under the ESPP; and

•	the date on which all purchase rights are exercised in connection with a Corporate Transaction (as such term is defined in the ESPP).

New Plan Benefits

The benefits and amounts that may be received in the future by persons eligible to participate in the ESPP are not currently determinable.

Federal Income Tax Consequences

The following is a brief description of the material United States federal income tax consequences associated with stock purchased under the ESPP.

Grant and Exercise of Purchase Rights. Employees participating in the ESPP will not recognize income when they become eligible to purchase the Company’s common stock at a discount. Amounts deducted from an employee’s compensation to purchase the Company’s common stock will be included in the employee’s wages for federal tax purposes at the time of the deduction. No additional federal tax will be due when an employee acquires the Company’s common stock under the ESPP.

Disposition of Stock. When an employee sells or otherwise disposes of common stock acquired under the ESPP, the employee generally will be subject to tax, and the amount of the tax will depend on how long the employee held the shares.

If the employee sells the shares more than two years from the date he/she entered an offering period and more than one year from the purchase date for those shares, the employee will recognize ordinary income measured as the lesser of two amounts: (i) the excess of the fair market value of the shares at the time of the sale over the purchase price, or (ii) the excess of the fair market value of the shares as of the date the employee entered the offering period over the purchase price. Any additional gain will be treated as long-term capital gain.

If an employee sells or otherwise disposes of shares purchased through the ESPP less than two years from the date he/she entered the offering period in which those shares were purchased, or less than one year from the purchase date for those shares, the employee will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased (or on the date the shares are sold, if less) over the purchase price. Any additional gain or loss will be short-term capital gain or loss if the employee owned the shares for one year or less, and will be long-term capital gain or loss if the employee owned the shares for more than a year.

Employment Tax. Amounts deducted from an employee’s compensation to purchase shares of common stock will be included in wages for federal employment tax (“FICA”) purposes at the time of the deduction. Employees are not required to treat as FICA wages any income or gain recognized when the employee receives or disposes of common stock purchased under the ESPP.

Tax Effect on the Company. If an employee sells or otherwise disposes of common stock acquired under the ESPP less than two years from the date the employee entered an offering period or less than one year from the date the common stock was purchased, the Company will be entitled to a federal tax deduction equal to the amount the employee recognized as ordinary income, provided that the Company properly reports the income to the Internal Revenue Service. The Company generally is not entitled to a tax deduction if an employee sells or otherwise disposes of the common stock purchased under the ESPP after meeting the two-year and one-year holding periods.

Vote Required for Approval

The affirmative vote of a majority of shares present at the meeting in person or by proxy and entitled to vote is required to approve the proposed amendment to the ESPP.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR Proposal Three.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Ratification of Appointment of KPMG LLP

On April 29, 2008, the Audit Committee appointed KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the year ending December 31, 2008. The affirmative vote of a majority of the shares present in person or by proxy at the 2008 Annual Meeting is required to ratify the selection of KPMG.

In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of KPMG are expected to be present at the 2008 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Fees billed to Memory Pharmaceuticals Corp. by KPMG LLP during Fiscal Years 2007 and 2006

In addition to retaining KPMG to audit our financial statements, from time to time, we engage KPMG to perform other services. The following table sets forth the aggregate fees billed by KPMG in connection with the services rendered during the past two fiscal years. All fees set forth below were approved by the Audit Committee of the Board of Directors.

Type of Fee	2007	2006

Audit Fees(1)	$284,000	$213,000
Audit-Related Fees	-	3,500
Tax Fees(2)	15,000	11,800
All Other Fees	-	-
Total Fees for Services Provided	$299,000	$228,300

(1)	Audit fees represent fees for professional services rendered for the audit of our financial statements, review of interim financial statements and services normally provided by the independent registered public accounting firm in connection with regulatory filings, including registration statements.
(2)	Represents fees for consultation on federal and state tax returns and for the preparation of such tax returns.

Pre-approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee must pre-approve all services to be provided to the Company by KPMG.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR Proposal Four.

Other Business

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2008 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2008 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please contact our Investor Relations Department at 100 Philips Parkway, Montvale, New Jersey 07645, telephone: (201) 802-7249 and we will promptly deliver the Proxy Statement and/or Annual Report upon your request.

Electronic Delivery

In the future, instead of receiving copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service by going directly to www.investordelivery.com and following the enrollment instructions. You will need the control number from your proxy card, which number may only be valid for a limited period of time following the 2008 Annual Meeting.

Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of Proxy for presentation at our 2009 Annual Meeting, the proposal must be received by us at our principal executive office at 100 Philips Parkway, Montvale, New Jersey, 07645 no later than January 19, 2009 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Under our Amended and Restated Bylaws and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an Annual Meeting of Stockholders.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2009 Annual Meeting, including nominations of director candidates, our Amended and Restated Bylaws require stockholders to give timely notice thereof in writing to our Corporate Secretary.

To be timely, a stockholder’s notice must be received in writing by our Corporate Secretary at our principal executive office no later than the date which is 90 calendar days prior to the anniversary date of the previous annual meeting of stockholders, nor earlier than the date which is 120 calendar days prior to such anniversary date. Accordingly, to be considered at our 2009 Annual Meeting, such notice must be received between February 13, 2009 and March 16, 2009.

For proposals relating to nominations of persons for election to our Board, a stockholder’s notice to the Corporate Secretary must comply with the requirements contained in Section 1.10 of our Amended and Restated Bylaws, which requires the inclusion of such information about each prospective director nominee as would have been required to be included in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, had the prospective director nominee been nominated by the Board. A stockholder’s proposal relating to a director nominee must be accompanied by the written consent of the proposed nominee to serve as director if elected. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company.

For proposals relating to any other business to be conducted at the 2009 Annual Meeting, a stockholder’s notice to the Corporate Secretary must comply with the requirements contained in Section 1.11 of our Amended and Restated Bylaws.

In the event that the date of our next annual meeting is changed by more than 20 days from the anniversary date of this year’s annual meeting, or in the case of an election of directors at a special meeting of stockholders, stockholders should refer to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and to the provisions of our Amended and Restated Bylaws for requirements as to timely notice of proposals.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2007 is enclosed. We filed our Annual Report on Form 10-K with the SEC on March 28, 2008. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements without charge, by writing to our Corporate Secretary at our principal executive office located at 100 Philips Parkway, Montvale, New Jersey 07645. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.memorypharma.com. We will also furnish any exhibit to our Annual Report on Form 10-K, as amended, if specifically requested.

Please complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the 2008 Annual Meeting.

By the Order of the Board of Directors,

Jzaneen Lalani
Corporate Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MEMORY PHARMACEUTICALS CORP.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Memory Pharmaceuticals Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.     That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted recommending an amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders of the Corporation.

2.     That the stockholders of the Corporation duly approved said proposed amendment at the Corporation’s 2008 annual meeting of stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

3.     This Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation amends Article FOURTH of the Restated Certificate of Incorporation of the Corporation be deleting the first paragraph of Article FOURTH and substituting in lieu thereof the following new first and second paragraphs of Article FOURTH, to read in their entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 180,000,000 shares, of which 5,000 shares of the par value of $0.001 each are to be of a class designated Preferred Stock and 175,000,000 shares of the par value of $0.001 each are to be of a class designated Common Stock.

Upon the effectiveness of the certificate of amendment of the Restated Certificate of Incorporation (the “Effective Time”), each [  ] shares of the Corporation’s common stock, par value $0.001 per share (“Old Common Stock”), issued and outstanding immediately prior to the Effective Time will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value $0.001 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to American Stock Transfer and Trust Company, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional share interests will be affected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the New Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional share interests. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional share interests of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional share interests of New Common Stock to which such holder may be entitled as set forth above.”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Executive Officer this            day of           , 200  .

Memory Pharmaceuticals Corp.

By:
Name:
Title:

EXHIBIT B

SECOND AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN

MEMORY PHARMACEUTICALS CORP.

I.	PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Memory Pharmaceuticals Corp. by providing eligible employees with the opportunity to acquire shares of Common Stock, commencing on the IPO Closing Date. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and shall be interpreted consistent therewith.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

  III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued Common Stock, from Common Stock held in treasury or from any other proper source. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 550,000 shares.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits to any Participant thereunder.

IV.	OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased, or (ii) the Plan shall have been sooner terminated.

B. The first offering period shall begin on the IPO Closing Date, and shall terminate on January 31, 2006; provided, however, that if the IPO Closing Date occurs on or after May 1, 2004, then the first offering period shall terminate on July 31, 2006. Each subsequent offering period shall be for such duration (not to exceed 27 months) as determined by the Plan Administrator prior to the start date of such offering period.

C. Each offering period shall consist of a series of one or more successive Purchase Intervals. The first Purchase Interval shall run from the IPO Closing Date to July 30, 2004. The Plan Administrator may designate the duration of each subsequent Purchase Interval. In the absence of a specific designation by the Plan Administrator, in each offering period following the first offering period, the first Purchase Interval in such offering period shall run from the first business day in the offering period to the last business day in the sixth month of the offering period, and successive Purchase Intervals shall run for each succeeding six-month period (or such shorter period as may be remaining in the applicable offering period) until the end of the offering period.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of 24 months, unless a different duration (not to exceed 27 months) is established by the Plan Administrator within five business days following the start date of that offering period.

V.	ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) on or before his or her scheduled Entry Date.

VI.	PAYROLL DEDUCTIONS

A. The Plan Administrator shall, prior to the start of each offering period, determine the maximum percentage of Cash Earnings which each Participant may contribute to the Plan through payroll deductions during that offering period. Each Participant may then authorize a level of payroll deduction to be in effect for such offering period in any multiple of one percent of the Cash Earnings paid to him or her during each Purchase Interval within that offering period, up to the maximum percentage established by the Plan Administrator for such offering period. The deduction rate authorized by the Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the maximum percentage authorized by the Plan Administrator for that offering period) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period; provided, however, that for the initial offering period, payroll deductions shall not begin for any Participant until the first payday that is at least three business days after the start date of such offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

  VII. PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to 85% of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period (which, in the case of the first offering period under the Plan shall be the initial public offering price provided for in the underwriting agreement entered into by the Corporation in connection with its initial public offering) or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed the lesser of number of shares determined by multiplying (i) $2,083 by the number of full months in the Purchase Interval ending with that Purchase Date divided by the Fair Market Value per share of Common Stock on that Purchase Date, and (ii) 415 shares of Common Stock by the number of full months in the Purchase Interval ending with that Purchase Date.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

F. Special Provisions for First Purchase Interval. The following provisions shall apply with respect to the first Purchase Interval notwithstanding any provision of the Plan to the contrary:

(i) Every Eligible Employee shall automatically become a Participant for the first Purchase Interval at the highest percentage of Compensation permitted under Section VI. No payroll deductions shall be required for the first Purchase Interval; provided, however, that a Participant may, at any time after the effectiveness of the Plan’s Registration Statement on Form S-8, elect to have payroll deductions up to the aggregate amount which would have been credited to his or her account if a deduction of 10% of the Cash Earnings which he or she received on each pay day during the first Purchase Interval had been made (the “Maximum Amount”) or decline to participate by filing an appropriate subscription agreement.

(ii) Upon the automatic exercise of a Participant’s purchase right on the Purchase Date for the first Purchase Interval, a Participant shall be permitted to purchase Common Stock with (a) the accumulated payroll deductions in his or her account, if any, (b) a direct payment from the Participant or (c) a combination thereof; provided, however, that the total amount applied to the purchase may not exceed the Maximum Amount.

G. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval, or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

H. Corporate Transaction. In the event of any Corporate Transaction, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor entity or a parent or subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for each outstanding purchase right, any Purchase Interval then in progress shall be shortened by setting a new Purchase Date and any offering period then in progress shall end on such new Purchase Date. Such new Purchase Date shall be before the date of the Corporate Transaction. The Administrator shall notify each Participant in writing, at least 10 business days prior to such new Purchase Date, that the Purchase Date has been so changed and that the Participant’s purchase right shall be exercised automatically on such new Purchase Date.

I. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then authorized by the Board for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

J. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

K. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

  VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on February 26, 2004 and by the stockholders of the Corporation on February 27, 2004, and shall become effective as of the IPO Closing Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of The NASDAQ National Market, and all other applicable requirements established by law or regulation. In the event such compliance is not effected within twelve months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

B. The Plan may be terminated at any time by the Board. Unless earlier terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares authorized by the Board for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.	AMENDMENT OF THE PLAN

The Board may alter, amend, suspend, or discontinue the Plan at any time, to become effective as of the date specified by the Board. If the Board amends the Plan to increase the number of shares of Common Stock that may be issued under the Plan, no shares of Common Stock shall be issued under the increased share limit until the amendment shall have been approved by the stockholders of the Corporation. In the event such stockholder approval is not obtained within twelve months after the date on which the amendment increasing the share limit is adopted by the Board, the amendment shall terminate and have no further force or effect, and all sums collected from Participants to purchase the additional shares shall be refunded. The Board or the Plan Administrator (or its designee) may authorize additional Corporate Affiliates to become Participating Corporations, or may revoke Corporate Affiliates’ status as Participating Corporations, from time to time without stockholder approval.

XI.	GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

The following definitions shall be in effect under the Plan:

A. 1933 Act shall mean the Securities Act of 1933, as amended.

B. Board shall mean the Corporation’s Board of Directors.

C. Cash Earnings shall mean the (i) gross base salary payable to a Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan before deduction of any income or employment taxes, plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all gross overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments before deduction of any income or employment taxes. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E.  Common Stock shall mean the Corporation’s common stock.

F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G. Corporate Transaction shall mean any merger or consolidation of the Corporation with any other entity, or any sale by the Corporation of all or substantially all of its assets.

H. Corporation shall mean Memory Pharmaceuticals Corp., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Memory Pharmaceuticals Corp. which shall by appropriate action adopt the Plan.

I. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than 20 hours of service per week for more than five months per calendar year for earnings considered wages under Code Section 3401(a).

J. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

L. IPO Closing Date shall mean the closing date of the Corporation’s initial public offering.

M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

N. Participating Corporations shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board or the Plan Administrator (or its designee) to extend the benefits of the Plan to their Eligible Employees.

O. Plan shall mean the Corporation’s 2004 Employee Stock Purchase Plan.

P. Plan Administrator shall mean the Board or any committee appointed by the Board to administer the Plan.

Q. Purchase Date shall mean the last business day of each Purchase Interval.

R. Purchase Interval shall mean each successive six-month period (or other period designated by the Plan Administrator) within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

S. Semi-Annual Entry Date shall mean the first business day in each Purchase Interval.

100 PHILIPS PARKWAY
MONTVALE, NJ 07645
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Memory Pharmaceuticals Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MEMRY1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEMORY PHARMACEUTICALS CORP.		For All	Withhold All	For All Except
Vote On Directors
1.	To elect three Class I directors to serve until the 2011 Annual Meeting of Stockholders:	☐	☐	☐

Nominees:

01) Robert I. Kriebel
02) Michael E. Meyers, M.P.H.
03) James R. Sulat

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a specific ratio within a range of 1:2 to 1:10, to be determined by the Company’s Board of Directors.	☐	☐	☐

3.	To approve an amendment to the Company’s Amended and Restated 2004 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares.	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE:
Please complete, date and sign exactly as name(s) appear(s) on this proxy card and return the proxy card promptly using the enclosed envelope. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such, and affix corporate seal. If signer is a partnership, please sign in partnership name by authorized person.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Memory Pharmaceuticals Corp.
Annual Meeting of Stockholders
June 13, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          The undersigned stockholder of Memory Pharmaceuticals Corp. (the “Company”) hereby constitutes and appoints Vaughn M. Kailian and Jzaneen Lalani, and each of them, his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656 at 9:00 am, local time, on Friday, June 13, 2008 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)